Exhibit (h)(5)
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Form SA2
SERVICES AGREEMENT
     This Agreement is made as of April 17, 2006, between Charles Schwab & Co., Inc. (“Schwab”), a California corporation, each registered investment company (“Fund Company”) executing this Agreement, on its own behalf and on behalf of each of its series or classes of shares (“Fund(s)”) listed on Schedule I, as amended from time to time, and Tributary Capital Management LLC (“Fund Affiliate”), Fund Company and Fund Affiliate are collectively referred to herein as “Fund Parties.” In the event that there are no series or classes of shares listed on Schedule I, the term “Fund(s)” shall mean “Fund Company.”
     WHEREAS, Fund Affiliate is either an investment adviser to or an administrator for the Funds or the principal underwriter for the Funds.
     WHEREAS, Fund Parties wish to have certain recordkeeping, shareholder communication, and other such administrative services performed for each Fund; and
     WHEREAS, Schwab is willing to perform or cause to be performed such administrative services on the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:
     1. Services.
          a. During the term of this Agreement, Schwab shall perform or cause to be performed the administrative services set forth on Exhibit A hereto, as such exhibit may be amended from time to time by mutual consent of the parties (the “Services”).
          b. The parties agree that the Operating Agreement, dated as of April 17, 2006, between Schwab and Fund Company, as amended from time to time (“Operating Agreement”), is incorporated herein by this reference. In processing purchase, redemption, transfer and exchange orders placed by Schwab on behalf of investors, and in order to facilitate the performance of Services, all terms and conditions of the Operating Agreement shall be binding as between Schwab and Fund Parties, and the references to Fund Company therein shall be deemed to mean Fund Parties for the purposes of this Agreement. In the event of any inconsistency between the Operating Agreement and this Agreement, this Agreement shall control.
     2. Fees. For the Services, Schwab shall receive a fee (the “Fee”) from Fund Parties that shall be calculated and paid in accordance with Exhibit B hereto.
     3. Transaction_Charges. The parties acknowledge and agree that Schwab may collect transaction fees from certain customers for certain services and from other customers upon such other customers’ redemption of certain shares.
     4. Indemnification.
          a. Schwab shall indemnify and hold harmless Fund Parties and their directors, officers, employees, and agents (“Indemnified Parties”) from and against any and all losses, claims, liabilities and expenses (including reasonable attorney’s fees) (“Losses”) incurred by any of them arising out of (i) Schwab’s dissemination of information regarding Fund Parties or a Fund that contains an untrue statement of material fact or any omission of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading and that was not published or provided to Schwab by or on behalf of Fund Company or its affiliated persons (“Affiliates”) as defined under the Investment

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Form SA2
Company Act of 1940, as amended (the “1940 Act”), or accurately derived from Information published or provided by or on behalf of Fund Company or any Affiliate, (ii) any breach by Schwab of any representation, warranty or agreement contained in this Agreement, or (iii) any willful misconduct or negligence by Schwab in the performance of, or failure to perform, its obligations under this Agreement, except to the extent such Losses are caused by a Fund Party’s breach of this Agreement or a Fund Party’s willful misconduct or negligence in the performance, or failure to perform, its obligations under this Agreement. This Section 4(a) shall survive termination of this Agreement.
          b. In any event, no party shall be liable for any special, consequential or incidental damages.
     5. Role and Relationship of Schwab. The parties acknowledge and agree that the Services under this Agreement are recordkeeping, shareholder communication and related services only and are not the services of an underwriter or a principal underwriter of any Fund within the meaning of the Securities Act of 1933, as amended, or the 1940 Act. This Agreement does not grant Schwab any right to purchase shares from any Fund (although it does not preclude Schwab from purchasing any such shares), nor does it constitute Schwab an agent of Fund Parties or any Fund for purposes of selling shares of any Fund to any dealer or the public. To the extent Schwab is involved in the purchase of shares of any Fund by Schwab’s customers, such involvement will be as agent of such customer only.
     6. Representations and Warranties.
          a. Each Fund Party represents and warrants that the person signing this Agreement on its behalf is an officer or a party authorized to execute this Agreement on behalf of such Fund Party.
          b. Schwab represents and warrants that the person signing this Agreement on its behalf is an officer or a party authorized to execute this Agreement on behalf of Schwab.
     7. Nonexclusivity. Each party acknowledges that the other may enter into agreements similar to this Agreement with other parties for the performance of services similar to those to be provided under this Agreement, unless otherwise agreed to in writing by the parties.
     8. Assignability. This Agreement is not assignable by any party without the other parties prior written consents and any attempted assignment in contravention hereof shall be null and void; provided, however, that Schwab may, without the consent of Fund Parties, assign its rights and obligations under this Agreement to any Affiliate.
     9. Exhibits and Schedules; Entire Agreement. All Exhibits and Schedules to this Agreement as they may be amended from time to time, are by this reference incorporated into and made a part of this Agreement. This Agreement (including the Exhibits and Schedules hereto), together with the Operating Agreement, constitute the entire agreement between the parties as to the subject matter hereof and supersedes any and all agreements, representations and warranties, written or oral, regarding such subject matter made prior to the time at which this Agreement has been executed and delivered by Schwab and Fund Parties.
     10. No Waiver. The failure of either party to insist upon exercising any right under this Agreement shall not to any extent preclude such party from asserting or relying upon such right in any other instance.

     First Focus
     Form SA2
     11. Amendment.
     a. Except as set forth in Section 11.b. below, this Agreement and the Exhibits and Schedules hereto may be amended only by a writing executed by each party hereto that is to be bound by such amendment.
     b. Schedule I shall be amended by Schwab on written notice to Fund Parties. Unless Fund Company or Fund Affiliate objects in writing to any updated Schedule I within ten (10) Business Days of receipt, the parties agree that the updated Schedule I will be effective and incorporated into the Services Agreement as of the date set forth on the updated Schedule I. The effective date as to any Fund shall be as set forth in Section 13 below. Notwithstanding the foregoing, the parties agree that any amendment to Schedule I that changes the Fees to be paid shall have been previously agreed to by both parties prior to submission by Schwab of the updated Schedule I to Fund Parties.
     12. Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of California, applicable to contracts between California residents entered into and to be performed entirely within the state.
     13. Effectiveness of Agreement; Termination
          a. The effective date of this Agreement as to any Fund shall be the later of the date on which this Agreement is made or the date set forth opposite the name of the Fund on Schedule I.
          b. This Agreement may be terminated as to a Fund (i) by any party upon ninety (90) days’ written notice to the other parties or (ii) by any party upon such shorter notice as is required by law, order, or instruction by a court of competent jurisdiction or a regulatory body or self-regulatory organization with jurisdiction over such terminating party or (iii) by Fund Parties, upon notice to Schwab of the termination of any Rule 12b-1 Plan as to any Fund that had such Rule 12b-1 Plan in effect as of its effective date on this Agreement, provided that a portion of the Fee is paid pursuant to the Rule 12b-1 Plan.
          c. Notwithstanding any termination, Fund Parties will remain obligated to pay Schwab the Fee as to each share of the Fund that was considered in the calculation of the Fee as of the date of termination, and as to each share of the Fund which results from reinvesting the dividends or capital gains distributed on such shares (each a “Pre-Termination Share”), for so long as such Pre-Termination Share is held in any of the Account(s) (as defined in the Operating Agreement) and Schwab continues to perform substantially all of the Services as to such Pre-Termination Share. Further, for so long as Schwab continues to perform the Services as to any Pre-Termination Shares, this Agreement will otherwise remain in full force and effect as to such Pre-Termination Shares. Fund Parties shall reimburse Schwab promptly for any reasonable expenses Schwab incurs in effecting any termination of this Agreement, including delivery to a Fund Party of any records, instruments, or documents reasonably requested by the Fund Party.
          d. In the event a Fund merges or is subject to some other form of business reorganization such that shareholders of the Fund receive shares of a mutual fund not listed on Schedule I to this Agreement (each share a “Reorganized Share”), each such Reorganized Share shall be deemed to be a Pre-Termination Share and Fund Parties will remain obligated to pay Schwab the Fee as to each Reorganized Share for so long as such Reorganized Share is held in any Schwab account, unless such Reorganized Share is subject to a services agreement with Schwab other than this services agreement.

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Form SA2
     14. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the parties have executed this Agreement by a duly authorized representative of the parties hereto.

CHARLES SCHWAB & CO., INC.		FIRST FOCUS FUNDS, INC., on its own behalf and on behalf of each Fund listed on Schedule I hereto

By:	/s/ Doug Hanson	By:	/s/ Julie Den Herder

	Doug Hanson	Name:	Julie Den Herder
	Vice President	Title:	Chairman of the Board
	Asset Management Strategic Alliances	Date:	April 28 , 2006

Date: 7.5.06

TRIBUTARY CAPITAL MANAGEMENT LLC

By:	/s/ David C. Jordan

Name: David C. Jordan
Title: Managing Director
Date: April 28, 2006

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Form SA2
EXHIBIT A
SERVICES
     1. Record_Maintenance.
          Schwab shall maintain, and require any correspondent brokers or banks to maintain with respect to their customers, the following records with respect to a Fund for each customer who holds Fund shares in a Schwab brokerage account:
          a. Number of shares;
          b. Date, price and amount of purchases and redemptions (including dividend reinvestments) and dates and amounts of dividends paid for at least the current year to date;
          c. Name and address of the customer, including zip codes and social security numbers or taxpayers identification numbers;
          d. Records of distributions and dividend payments;
          e. Any transfers of shares; and
          f. Overall control records.
     2. Shareholder Communications.
          Schwab shall:
          a. Provide to a shareholder mailing agent for the purpose of mailing certain Fund-related materials the names and addresses of all Schwab customers who hold shares of such Fund in their Schwab brokerage accounts. The shareholder mailing agent shall be a person or entity with whom the Fund has arranged for the distribution of certain Fund-related material in accordance with the Operating Agreement. The Fund-related materials shall consist of updated prospectuses and any supplements and amendments thereto, annual and other periodic reports, proxy or information statements and other appropriate shareholder communications. In the alternative, in accordance with the Operating Agreement, Schwab may distribute the Fund-related materials to its customers.
          b. Mail current Fund prospectuses and statements of additional information and annual and other periodic reports upon customer request and, as applicable, with confirmation statements;
          c. Mail statements to customers on a monthly basis (or, as to accounts in which there has been no activity in a particular month, no less frequently than quarterly) showing, among other things, the number of shares of each Fund owned by such customer and the net asset value of such Fund as of a recent date;
          d. Produce and mail to customers confirmation statements reflecting purchases and redemptions of shares of each Fund in Schwab brokerage accounts;
          e. Respond to customer inquiries regarding, among other things, share prices, account balances, dividend amounts and dividend payment dates; and
          f. With respect to Fund shares purchased by customers after the effective date of this Agreement, provide average cost basis reporting to customers to assist them in preparation of income tax returns.
          g. If Schwab clears transactions in Fund shares for any correspondent

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Form SA2
brokers or banks in an omnibus relationship, it will require each such correspondent broker or bank to provide such shareholder communications as set forth in 2(a) through 2(f) to its own customers.
          3. Transactional Services. Schwab shall communicate, as to shares of each Fund, purchase, redemption and exchange orders reflecting the orders it receives from its customers or from any correspondent brokers and banks for their customers. Schwab shall also communicate to beneficial owners holding through it, and to any correspondent brokers or banks for beneficial owners holding through them, as to shares of each Fund, mergers, splits and other reorganization activities, and require any correspondent broker or bank to communicate such information to its customers.
          4. Tax Information Returns and Reports. Schwab shall prepare and file, and require to be prepared and filed by any correspondent brokers or banks as to their customers, with the appropriate governmental agencies, such information, returns and reports as are required to be so filed for reporting (i) dividends and other distributions made, (ii) amounts withheld on dividends and other distributions and payments under applicable federal and state laws, rules and regulations, and (iii) gross proceeds of sales transactions as required.

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Form SA2
EXHIBIT B
Fee Calculation
     1. The following terms shall have the meanings defined below:
          a. “Daily Value” shall mean the Net Asset Value (“NAV”) reported by such Fund to Schwab through the NSCC’s Mutual Fund Profile Service (the “Profile Service”) or, if the NAV is not available through the Profile Service, through the National Association of Securities Dealers, Inc. Automated Quotation System or other mutually agreeable means.
          b. “Excluded Shares” shall mean (i) shares of a Fund held by MFMP investors prior to the effective date of this Agreement as to the Fund, (ii) shares of a Fund first held by MFMP investors after the termination of this Agreement as to the Fund (except for Pre-Termination Shares resulting from reinvested dividends or capital gains under Section 13(c) of this Agreement), and (iii) shares of a Fund that are governed solely by the Operating Agreement.
          c. “Qualifying Shares” shall mean (i) all shares of a Fund, except for the Managers AMG Systematic Value Fund Institutional Class, held by MFMP investors, except for Excluded Shares, and (ii) shares of the Managers AMG Systematic Value Fund Institutional Class held by the Everett Clinic 401(k) retirement plan, except for Excluded Shares.
          d. “Qualifying Shares Fee Rate” shall mean the per annum rate as set forth on Schedule I for each Fund.
     2. The Fee shall be calculated each month by multiplying the average Daily Value of Qualifying Shares for the month multiplied by the Qualifying Shares Fee Rate. The minimum Fee per month, if any, shall be as set forth on Schedule I for each Fund, and shall apply commencing with the first full month and ending with the last full month such Fund is effective under this Agreement. The Fee shall be billed monthly in arrears and paid in accordance with Section 5 below.
     3. For purposes of calculating the Fee pursuant to this Exhibit, no adjustments will be made to the NAV for any Fund to correct errors in the NAV reported for any day unless such error is corrected and the corrected NAV is reported to Schwab before 8:00 p.m. Eastern time on the first Business Day after the day to which the error relates. Further, no adjustments shall be made to the total Fee for a given month due to data errors resulting from reverse splits.
     4. At the request of Fund Parties, Schwab shall provide, on each Business Day, a statement detailing the aggregate Daily Value of Qualifying Shares of each Fund and the estimated amount of the Fee for such day. As soon as practicable after the end of the month, Schwab shall also provide to Fund Parties an invoice for the amount of the Fee due for each Fund. In the calculation of such Fee, Schwab’s records shall govern unless an error can be shown in the rate used in such calculation.
     5. The Fee is due and payable by Fund Parties upon receipt of the invoice setting forth the Fee. Payment shall be made by wire transfer. Such wire transfer shall be separate from wire transfers of redemption proceeds or distributions under the Operating Agreement.

     First Focus
     Form SA2
SCHEDULE I TO THE SERVICES AGREEMENT

		Qualifying
		Shares Fee	Minimum
Fund Company/Fund	Share Class	Rate(bps)	Fee [$]	Effective date
First Focus Funds, Inc.
First Focus Balanced Fund	—	40	$2,000	4/17/06
First Focus Growth Opportunity Fund	—	40	$2,000	4/17/06